Exhibit 16.1

[ROENFELDT & LOCKAS, P.C. LETTERHEAD]

April 27, 2005

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom It May Concern:

We have read the section entitled “Changes in and Disagreements with Accountants on Accounting Financial Disclosure” included in the registration statement on Form SB-2 dated May 3, 2005 of Ottawa Savings Bancorp, Inc. and are in agreement with the statements contained therein.

We have no basis to agree or disagree with other statements of the registrant contained in the Form SB-2.

Very truly yours,

By:  /s/ ROENFELDT & LOCKAS, P.C.

              Roenfeldt & Lockas, P.C.